Exhibit 10.1

ROWAN COMPANIES, INC.
2005 SHORT-TERM INCENTIVE PLANS

PROFIT SHARING PLAN

Eligibility          All qualifying corporate or drilling division employees (approximately 330 total employees)

Measurement     Drilling segment EBITDA as a percentage of revenues in excess of a minimum threshold
Criteria

Award         Aggregate profit sharing amount based upon EBITDA allocated to participants in proportion to Base Pay

Cap          Aggregate profit sharing amount may be capped at Board’s discretion

Base Pay      Normal salary/wage compensation, including any overtime, less any bonus and value attributable to stock options

BONUS PLAN

Eligibility        Executive and other officers, managers and certain key employees (approximately 80 total employees) arranged in six Tiers generally by salary and/or  responsibility level

Measurement     Drilling EBITDA relative to Budget
Criteria

Bonus Target     Bonus Target varies from 15-75% of Base Pay depending upon the Tier

Award           Zero to 200% of Bonus Target

Committee      25-40% of Award is subject to Committee discretion (30% for CEO/CAO):
Discretion

Offset         Any Bonus Award is offset by Profit Sharing Award

[Information omitted regarding target levels with respect to specific quantitative or qualitative performance related-factors, or factors or criteria involving confidential commercial or business information, the disclosure of which would have an adverse effect on the registrant.]